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                                                                   EXHIBIT 10.19

                               AMENDMENT AGREEMENT

        This Amendment Agreement is made as of December 10, 1999 by and among EPS Solutions Corporation (the "COMPANY") and Mark C. Coleman ("EMPLOYEE").

        A. Effective as of December 14, 1998, Employee and the Company entered into that certain Restricted Stock Purchase Agreement (the "FIRST RSPA") pursuant to which Employee purchased from the Company 265,518 shares of Series A Common Stock of the Company (the "ORIGINAL SHARES").

        B. In payment of the purchase price for the Original Shares Employee made a promissory note payable to the order of the Company dated December 14, 1998 in the principal amount of $318,356.08 (the "FIRST NOTE").

        C. Employee also made payable to the order of the Company a promissory note dated August 13, 1999 in the principal amount of $797,895.71 in payment of a portion of the purchase price for shares of the Company's restricted stock purchased by Employee on August 13, 1999 (the "SECOND NOTE").

        D. The Company and Employee desire to amend the First RSPA and the First Note and Second Note in certain respects as set forth herein.

        Therefore, in consideration of the mutual covenants set forth herein and other consideration, the value and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

        1. Schedule 1.1 to the First RSPA is hereby amended to read in its entirety as set forth on Schedule 1.1 attached hereto.

        2. Schedule 4 to the First RSPA is hereby amended to read in its entirety as set forth on Schedule 4 attached hereto.

        3. There is hereby added to the First RSPA a new Section 4.11, which reads as follows:

        4.11 Change in Control. Notwithstanding anything in this Agreement or other agreements to the contrary, any unvested Shares shall vest and the Restrictions shall lapse as of immediately before the closing of a transaction that constitutes a Change in Control (as defined in the Employment Agreement), or upon a Change in Control other than a transaction, in any case that occurs during Purchaser's employment by the Company or any of its affiliates or within 90 days thereafter. Accordingly, the Company will defer its repurchase rights hereunder for at least such 90 day period.


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        4. The Employment Agreement referenced in the First RSPA, as amended, shall be the Employment Agreement between Employee and Enterprise Profit Solutions Corporation dated as of December 10, 1999.

        5. Effective as of immediately before the closing of the initial public offering of shares of the Company or its successor or affiliate, all Restrictions will lapse, and vesting will occur, with respect to (i) the portion of the Original Shares and that would otherwise be scheduled to vest for the final "Measurement Period" under the First RSPA.

        6. Employee will be permitted, in his discretion, to (a) defer any payment of interest accrued on the First Note and Second Note and any other indebtedness of Employee incurred in connection with purchase of any shares from the Company or any successor or affiliate (collectively, the "PURCHASE DEBT") until the last principal of the Purchase Debt is paid; (b) extend the maturity of the Purchase Debt by ten years if Employee's employment with all affiliates of the Company and their successors terminates for any reason (and for this purpose, an affiliate of the Company is an entity controlling, controlled by, or under common control with the Company); and (c) pay any principal or interest on the Purchase Debt at any time or from time to time by surrendering to the Company or its successor or affiliate any vested shares of capital stock of the Company or any successor or affiliate, in which case the principal or interest, as specified by Employee, will be reduced by the aggregate fair market value of such shares surrendered, and for this purpose the fair market value of such shares will be the average closing price of such type of shares on the principal exchange or market system upon which they trade for the previous 20 trading days (or such shorter period of time as the stock has been so traded), and if not so traded, the value determined and documented to Employee in writing by the Company's board of directors in good faith by reference, if applicable, to the Purchase Price under the Company's Stockholder Agreement and any other relevant factors, but without any discount for minority interest or lack of liquidity.

        7. The 12,151 shares of Common Stock of the Company purchased by Employee from the Company pursuant to that certain Restricted Stock Purchase Agreement dated December 14, 19998 are vested.

        8. Sections 6.1 through 6.13 inclusive of the Restricted Stock Purchase Agreement are included herein by reference and will govern this Agreement as though set forth herein.

        In Witness Whereof, the Company and Employee have entered into this Agreement as of the date first above set forth.

EPS SOLUTIONS CORPORATION

By: /s/ DAVID H. HOFFMAN                   /s/ MARK C. COLEMAN
   -----------------------------------     -----------------------------------
                                           Mark C. Coleman
Name: David H. Hoffman
   -----------------------------------

Title: CEO
   -----------------------------------



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

                                  SCHEDULE 1.1

                            SHARES AND PURCHASE PRICE


         Aggregate Number of Shares                               265,518

         Aggregate Purchase Price                             $318,621.60

                 Cash Payment             $265.52

                 Note                 $318,356.08

         Maximum IPO Shares                                        53,104

         Type of Shares

                 Time Vesting Shares




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

                                   SCHEDULE 4

                             TO AMENDMENT AGREEMENT

BASIC TERMS.

        VESTING. The Shares consist of 265,518 Time Vesting Shares (as identified on Schedule 1.1). Subject to the terms and conditions set forth in this Agreement, the Restrictions applicable to the Shares will lapse, and the Shares will vest, if and when the conditions to vesting of the Shares, as set forth in this Schedule 4, are met. However, except as set forth in this Schedule 4, in order for any Shares eligible for vesting for any Measurement Period to vest, the Purchaser must have remained an employee of the Company, or an entity controlling, controlled by, or under common control with the Company (an "AFFILIATE"), from the date hereof through the last day of that Measurement Period. In addition, as a condition to each and every vesting of Shares, the Purchaser must execute and deliver to the Company a release, in form and substance satisfactory to the Company, releasing the Company and all of its Affiliates and their employees, officers and directors, and the successors and assigns of each of them, from any claims or liabilities arising from or in connection with the employment of the Purchaser by the Company or any of its Affiliates.

        Any vesting for a Measurement Period will be effective as of the close of business on the last day of that Measurement Period. Fractional vested Shares will be carried forward and combined to constitute whole vested Shares that can be issued, or cashed out by the Company at fair market value following determination of whether any performance requirements associated with the last Measurement Period have been met.

TIME VESTING SHARES

        On the last day of each Measurement Period set forth in the table below, subject to the other provisions of this Agreement, the Restrictions will lapse with respect to the number of Time Vesting Shares (as set forth in Schedule 1.1) set forth opposite that Measurement Period below.

                                              NUMBER OF SHARES
MEASUREMENT PERIOD                                 VESTING
------------------                                 -------
January 1, 1999 - December 31, 1999                178,130
January 1, 2000 - December 31, 2000                 87,388


        VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT:

        If employment of the Purchaser with the Employer is terminated by the Employer without "Cause" or by the Purchaser with "Good Reason" (each as defined in the Employment Agreement), the Restrictions will immediately lapse and vesting will immediately occur with respect to all of the Shares not already vested. If employment of the Purchaser with the Employee terminates as a result of the Purchaser's death or Disability (as defined in the




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Employment Agreement), the Restrictions will immediately lapse with respect to half of the Shares not then already vested.



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